UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2005
(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

7 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 496-1040
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2005, we entered into a Letter Agreement (the “Letter Agreement”) amending the Program Agreement dated May 5, 2004, between Jackson Hewitt Inc. and Santa Barbara Bank & Trust. On April 20, 2005, we and Santa Barbara Bank & Trust amended and restated the Letter Agreement to replace the additional fee of up to $5.00 received by us on certain refund anticipation loans with an additional fixed fee of $3.00 for each refund anticipation loan facilitated beginning in the 2005 tax season. Previously, we had expected this additional fee to average $2.60 for each refund anticipation loan facilitated. A copy of the Amended and Restated Letter Agreement is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

	By:	/s/ Mark L. Heimbouch

Mark L. Heimbouch Senior Vice President and Chief Financial Officer

Date: April 26, 2005

JACKSON HEWITT TAX SERVICE INC.
CURRENT REPORT ON FORM 8-K
Report Dated April 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Letter Agreement amending the Program Agreement dated May 5, 2004, between Jackson Hewitt Inc. and Santa Barbara Bank & Trust